Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com Sameer Murukutla + 1 646 767 4864 Sameer.Murukutla@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com Savannah Steele + 1 646 767 4941 Savannah.Steele@Tradeweb.com

TRADEWEB REPORTS THIRD QUARTER 2025 FINANCIAL RESULTS

New York, October 30, 2025 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended September 30, 2025.

$508.6 million quarterly revenues, an increase of 13.3% (11.3% on a constant currency basis) compared to prior year period
$211.2 million quarterly international revenues, an increase of 24.8% (19.7% on a constant current basis) compared to prior year period
$2.6 trillion average daily volume (“ADV”) for the quarter, an increase of 11.8% compared to prior year period; quarterly ADV records in mortgages, U.S. swaps/swaptions < 1-year, municipal bonds, equity convertibles/swaps/options and global repurchase agreements
$210.5 million net income and $206.5 million adjusted net income for the quarter, increases of 61.7% and 15.2%, respectively, from prior year period
54.0% adjusted EBITDA margin and $274.4 million adjusted EBITDA for the quarter, compared to 53.4% and $239.8 million respectively for prior year period
$0.86 diluted earnings per share (“Diluted EPS”) and $0.87 adjusted diluted earnings per share for the quarter
$0.12 per share quarterly cash dividend declared, a 20% per share increase from prior year period

Billy Hult, CEO of Tradeweb:
“We delivered a strong third quarter with record trading volumes and ADV, driven by broad-based growth across rates, equities and money markets. Despite historically low interest-rate volatility and ongoing geopolitical uncertainty, we continued to execute on opportunities that positioned us to drive meaningful change across our markets – and this commitment was reflected in our sustained momentum and strong volumes.

This quarter was also defined by several market milestones across both our legacy businesses and emerging areas – including the successful execution of the first fully electronic bilateral multi-asset package list trade and the first fully automated European government bond basis RFQ trade. We advanced the goal of building more interconnected markets and 24/7 liquidity by working with the Canton Network to offer the first real-time, fully on-chain financing of U.S. Treasuries against USDC. Additionally, alongside other investors, we led Fnality’s Series C funding round, supporting the development of a next-gen global settlement network.

These initiatives showcase the central role we play in the evolution of global markets – and our commitment to working closely with clients to build a more transparent global fixed income marketplace. As we look ahead to 2026, we’ll remain focused on leading initiatives that advance innovation and drive purposeful change.”

SELECT FINANCIAL RESULTS	3Q25	3Q24	Change		Constant Currency Change(1)		ADV (US $bn) (Unaudited)
(dollars in thousands, except per share amounts)(Unaudited)							Asset Class	Product	3Q25	3Q24	YoY
GAAP Financial Measures							Rates	Cash	$535	$497	7.6%
Total revenue	$508,598	$448,915	13.3%		11.3%			Derivatives	921	802	14.9%
Rates	$274,497	$233,122	17.7%		15.3%			Total	1,456	1,298	12.1%
Credit	$121,334	$118,305	2.6%		1.2%		Credit	Cash	16	15	6.0%
Equities	$29,829	$25,514	16.9%		13.6%			Derivatives	26	27	(5.4)%
Money Markets	$42,889	$36,126	18.7%		17.7%			Total	42	43	(1.3)%
Market Data	$30,817	$29,760	3.6%		3.0%		Equities	Cash	12	10	14.8%
Other	$9,232	$6,088	51.6%		51.5%			Derivatives	14	13	13.7%
Net income	$210,549	$130,223	61.7%					Total	26	23	14.2%
Net income attributable to Tradeweb Markets Inc. (2)	$185,636	$113,916	63.0%				Money Markets	Cash	1,052	940	11.9%
								Total	1,052	940	11.9%
Diluted EPS	$0.86	$0.53	62.3%					Total	$2,575	$2,303	11.8%
Net income margin	41.4%	29.0%	+1,239	bps
Non-GAAP Financial Measures
Adjusted EBITDA (1)	$274,423	$239,816	14.4%		12.0%
(1) Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency change are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.
(2) Represents net income less net income attributable to non-controlling interests.

Adjusted EBITDA margin (1)	54.0%	53.4%	+54	bps	+30	bps
Adjusted EBIT (1)	$255,546	$223,893	14.1%		11.5%
Adjusted EBIT margin (1)	50.2%	49.9%	+37	bps	+8	bps
Adjusted Net Income (1)	$206,529	$179,332	15.2%		12.7%
Adjusted Diluted EPS (1)	$0.87	$0.75	16.0%		12.0%

DISCUSSION OF RESULTS
Rates – Revenues of $274.5 million in the third quarter of 2025 increased 17.7% compared to prior year period (increased 15.3% on a constant currency basis). Rates ADV was up 12.1% from prior year period, driven by record ADV in mortgages and swaps/swaptions < 1-year. U.S. government bond volumes were supported by continued client engagement across a diverse set of trading protocols. European government bonds ADV was up 22.9% from prior year period, led by strong volumes across our institutional and wholesale client channels. Mortgages ADV was up 12.3% from prior year period, reflecting record volumes driven by a growing number of clients executing on the platform and robust To-Be-Announced ("TBA") activity, supported by higher real money trading activity YoY. Specified pool volumes also saw strong gains, primarily due to broader client adoption and an expanding network of liquidity providers leveraging our platform technology.

Credit – Revenues of $121.3 million in the third quarter of 2025 increased 2.6% compared to prior year period (increased 1.2% on a constant currency basis). Municipal bond ADV was up 36.1% from prior year period, led by strong growth across the retail and institutional platforms. U.S. credit ADV was up 8.5% from prior year period, driven by strong client adoption across Tradeweb protocols, most notably in request-for-quote ("RFQ") and Tradeweb AllTrade®. European credit ADV was up 19.8% from prior year period, driven by strong activity across a wide range of protocols, including Tradeweb's Automated Intelligent Execution ("AiEX") tool. We reported 18.6% share of fully electronic U.S. high grade TRACE, up 85 basis points (bps) from prior year period and 7.5% share of fully electronic U.S. high yield TRACE, down 26 bps from prior year period. We also reported 26.2% total share of U.S. high grade TRACE, up 150 bps from prior year period and 9.8% total share of U.S. high yield TRACE, down 67 bps from prior year period.

Equities – Revenues of $29.8 million in the third quarter of 2025 increased 16.9% compared to prior year period (increased 13.6% on a constant currency basis). Equities ADV was up 14.2% from prior year period, driven by record activity in convertibles/swaps/options and higher trading volumes for International and U.S. exchange traded funds ("ETFs").

Money Markets – Revenues of $42.9 million in the third quarter of 2025 increased 18.7% compared to prior year period (increased 17.7% on a constant currency basis). Money Markets ADV was up 11.9% from prior year period, driven by record activity in global repurchase agreements.

Market Data – Revenues of $30.8 million in the third quarter of 2025 increased 3.6% compared to prior year period (increased 3.0% on a constant currency basis) primarily due to increases in proprietary third party market data revenue.

Other – Revenues of $9.2 million in the third quarter of 2025 increased 51.6% compared to prior year period (increased 51.5% on a constant currency basis) primarily due to an increase in digital asset revenue earned for performing validation services on the Canton Network.

Operating Expenses of $298.2 million in the third quarter of 2025 increased 3.0% compared to $289.6 million in prior year period, primarily due to (i) increased investment in our data strategy and infrastructure, as well as increased clearance and data fees driven primarily by higher trading volumes period-over-period, (ii) an increase in depreciation and amortization expense primarily related to the assets acquired in connection with the 2024 acquisition of ICD and other investments in our infrastructure and (iii) an increase in employee compensation and benefits primarily due to an increase in headcount associated with our continued growth. These increases were partially offset by a decrease in professional fees related to acquisitions.

Adjusted Expenses of $253.1 million in the third quarter of 2025 increased 12.5% (increased 11.1% on a constant currency basis) compared to prior year period primarily due to (i) increased investment in our data strategy and infrastructure, as well as increased clearance and data fees driven primarily by higher trading volumes period-over-period, (ii) an increase in employee compensation and benefits primarily due to an increase in headcount associated with our continued growth and (iii) an increase in general and administrative expenses primarily due to increases in travel and entertainment expenses and realized foreign exchange losses. Please see "Non-GAAP Financial Measures" below for additional information.
RECENT HIGHLIGHTS
October 2025
•Appointed Rich Chun as Managing Director, Head of Asia. Based in Hong Kong, Mr. Chun will oversee Tradeweb's business operations, client engagement efforts and strategic growth initiatives in the Asia Pacific region.
•Completed the first-ever fully electronic request-for-market swaption package trade. Citadel and Barclays were counterparties on the trade, which was executed on the Tradeweb Swap Execution Facility.
•Expanded its dealer algorithmic execution capabilities for U.S. Treasuries, providing institutional clients with access to deeper liquidity and smarter execution strategies through Tradeweb's comprehensive dealer algo suite.
•Appointed Sandra "Sandee" Buchanan as the Global Head of Human Capital and a member of the firm's Executive Committee.
•Tradeweb awarded "Best AI Solution for Liquidity Discovery" in the A-Team Insight AI in Capital Markets Awards 2025.

Third Quarter 2025
•Participated in Fnality's Series C funding round, supporting the development of next generation wholesale payment systems regulated by central banks, alongside WisdomTree, Bank of America, Citi, KBC Bank & Verzekering and Temasek.
•Executed the first fully electronic bilateral multi-asset package list trade between Pension Insurance Corporation (PIC) and Citi on Tradeweb.
•Supported J.P. Morgan in executing its first fully-automated European Government Bond Basis RFQ trade on Tradeweb's platform.
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•Participated in a working group focused on advancing on-chain initiatives through the Canton Network, marking a first in enabling real-time, fully on-chain financing of U.S. Treasuries against USDC.
•Supported the Canton Network with a major upgrade across 200+ validators and operators of its decentralized infrastructure to improve resiliency and reliability.
•Passed Gate 1 approval for the Bank of England’s Digital Securities Sandbox, an initiative to support the use of Distributed Ledger Technology (DLT) in the issuance, trading and settlement of securities in the UK.
•Enrico Bruni named in Financial News’ Most Influential in European Finance 2025 list.
CAPITAL MANAGEMENT
•$1.9 billion in cash and cash equivalents and an undrawn $500 million credit facility at September 30, 2025
•Free cash flow for the trailing twelve months ended September 30, 2025 of $987.5 million, up 23.8% compared to prior year period. See “Non-GAAP Financial Measures” for additional information
•Cash capital expenditures and capitalized software development during the third quarter of 2025 of $31.4 million
•$15.0 million in cash proceeds received on sale of Canton Coins during the third quarter of 2025. 1.7 billion of Canton Coins held and valued at $55.8 million as of September 30, 2025, with $14.9 million in realized gains on Canton Coins sold and $28.3 million in unrealized gains during the third quarter of 2025 (both included in other income on the consolidated statements of income and excluded from all non-GAAP financial measures)
•$179.9 million remained available for repurchase pursuant to the share repurchase program authorization as of September 30, 2025. No shares were repurchased during the third quarter of 2025
•$1.2 million in shares of Class A common stock were withheld during the third quarter of 2025 to satisfy tax obligations related to the vesting of restricted stock units and performance-based restricted stock units held by employees
•The Board declared a quarterly cash dividend of $0.12 per share of Class A common stock and Class B common stock. The dividend will be payable on December 15, 2025 to stockholders of record as of December 1, 2025
OTHER MATTERS
Updated Full-Year 2025 Guidance*
•Adjusted Expenses: $1,000 - 1,025 million
•Acquisition and Refinitiv Transaction related depreciation and amortization expense: $176 million
•Assumed non-GAAP tax rate: ~24.5% - 25.5%
•Cash capital expenditures and capitalized software development: ~$99 - 109 million
•LSEG Market Data Contract Revenue: ~$92 million for the year ended December 31, 2025, including ~$22 million for 4Q25

The guidance has been revised to reflect a tighter adjusted expense range and an increase to the LSEG Market Data Contract Revenue given current expectations. Depreciation and amortization, assumed non-GAAP tax rate and expenditures guidance is unchanged from the prior quarter guidance.

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates. Expense guidance assumes an average 2025 Sterling/US$ foreign exchange rate of 1.28.
CONFERENCE CALL
Tradeweb Markets will hold a conference call to discuss third quarter 2025 results starting at 9:30 AM EDT today, October 30, 2025. A live, audio webcast of the conference call along with related presentation materials will be available at https://investors.tradeweb.com/events-and-presentations.

•To join the call via audio webcast, click here: https://edge.media-server.com/mmc/p/7v6gjy5v/
•To join the call via phone, please register in advance here: https://register-conf.media-server.com/register/BI2f7ea36f83e8472db7e9e5a6ac010f7e. Registered participants will receive an email confirmation with a unique PIN to access the conference call.

An archived recording of the call will be available afterward at https://investors.tradeweb.com.
ABOUT TRADEWEB MARKETS
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 50 products to clients in the institutional, wholesale, retail and corporates markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves more than 3,000 clients in more than 85 countries. On average, Tradeweb facilitated more than $2.4 trillion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.
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TRADEWEB MARKETS INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Revenues	(dollars in thousands, except per share amounts)
Transaction fees and commissions	$421,309	$373,493	$1,272,421	$1,039,419
Subscription fees	60,830	51,206	173,999	151,633
LSEG market data fees	20,534	20,512	70,028	61,593
Other	5,925	3,704	14,798	9,960
Total revenue	508,598	448,915	1,531,246	1,262,605

Expenses
Employee compensation and benefits	164,993	160,161	511,563	440,484
Depreciation and amortization	64,351	57,872	190,098	157,145
Technology and communications	33,867	24,300	92,807	69,840
General and administrative	16,892	20,417	66,616	44,026
Professional fees	11,483	21,434	38,100	46,558
Occupancy	6,641	5,415	17,737	15,064
Total expenses	298,227	289,599	916,921	773,117
Operating income	210,371	159,316	614,325	489,488
Tax receivable agreement liability adjustment	—	(870)	—	(870)
Interest income	20,348	16,663	49,169	59,234
Interest expense	(522)	(1,446)	(1,538)	(3,706)
Other income (loss), net	39,420	10	56,306	10
Income before taxes	269,617	173,673	718,262	544,156
Provision for income taxes	(59,068)	(43,450)	(163,886)	(134,135)
Net income	210,549	130,223	554,376	410,021
Less: Net income attributable to non-controlling interests	24,913	16,307	66,576	50,724
Net income attributable to Tradeweb Markets Inc.	$185,636	$113,916	$487,800	$359,297

Earnings per share attributable to Tradeweb Markets Inc. Class A and B common stockholders:
Basic	$0.87	$0.53	$2.29	$1.69
Diluted	$0.86	$0.53	$2.27	$1.67
Weighted average shares outstanding:
Basic	213,359,090	213,206,193	213,263,111	213,026,732
Diluted	214,983,486	215,096,974	214,951,279	214,885,210

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TRADEWEB MARKETS INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

	Three Months Ended		Nine Months Ended
Reconciliation of Net Income to Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	September 30,		September 30,
	2025	2024	2025	2024
	(dollars in thousands)
Net income	$210,549	$130,223	$554,376	$410,021
Merger and acquisition transaction and integration costs (1)	466	14,488	6,734	21,752
Interest income	(20,348)	(16,663)	(49,169)	(59,234)
Interest expense	522	1,446	1,538	3,706
Depreciation and amortization	64,351	57,872	190,098	157,145
Stock-based compensation expense (2)	607	3,681	1,802	5,395
Provision for income taxes	59,068	43,450	163,886	134,135
Foreign exchange (gains) / losses (3)	(1,372)	4,459	17,579	2,097
Tax receivable agreement liability adjustment (4)	—	870	—	870
Other (income) loss, net	(39,420)	(10)	(56,306)	(10)
Adjusted EBITDA	$274,423	$239,816	$830,538	$675,877
Less: Depreciation and amortization	(64,351)	(57,872)	(190,098)	(157,145)
Add: D&A related to acquisitions and the Refinitiv Transaction (5)	45,474	41,949	136,421	111,031
Adjusted EBIT	$255,546	$223,893	$776,861	$629,763
Net income margin (6)	41.4%	29.0%	36.2%	32.5%
Adjusted EBITDA margin (6)	54.0%	53.4%	54.2%	53.5%
Adjusted EBIT margin (6)	50.2%	49.9%	50.7%	49.9%

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and nine months ended September 30, 2025 and 2024, this adjustment also includes $0.6 million, $1.8 million, $0.4 million and $0.4 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. During the three and nine months ended September 30, 2024, this adjustment also includes $2.4 million and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President.

(3)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(4)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statements of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(5)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(6)	Net income margin, Adjusted EBITDA margin and Adjusted EBIT margin are defined as net income, Adjusted EBITDA and Adjusted EBIT, respectively, divided by revenue for the applicable period.
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	Three Months Ended		Nine Months Ended
Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS	September 30,		September 30,
	2025	2024	2025	2024
	(dollars in thousands, except per share amounts)
Earnings per diluted share	$0.86	$0.53	$2.27	$1.67
Net income attributable to Tradeweb Markets Inc.	$185,636	$113,916	$487,800	$359,297
Net income attributable to non-controlling interests (1)	24,913	16,307	66,576	50,724
Net income	210,549	130,223	554,376	410,021
Provision for income taxes	59,068	43,450	163,886	134,135
Merger and acquisition transaction and integration costs (2)	466	14,488	6,734	21,752
D&A related to acquisitions and the Refinitiv Transaction (3)	45,474	41,949	136,421	111,031
Stock-based compensation expense (4)	607	3,681	1,802	5,395
Foreign exchange (gains) / losses (5)	(1,372)	4,459	17,579	2,097
Tax receivable agreement liability adjustment (6)	—	870	—	870
Other (income) loss, net	(39,420)	(10)	(56,306)	(10)
Adjusted Net Income before income taxes	275,372	239,110	824,492	685,291
Adjusted income taxes (7)	(68,843)	(59,778)	(206,123)	(171,323)
Adjusted Net Income	$206,529	$179,332	$618,369	$513,968
Adjusted Diluted EPS (8)	$0.87	$0.75	$2.60	$2.16

(1)
Represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(2)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(3)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and nine months ended September 30, 2025 and 2024, this adjustment also includes $0.6 million, $1.8 million, $0.4 million and $0.4 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. During the three and nine months ended September 30, 2024, this adjustment also includes $2.4 million and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President.

(5)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

(6)
Represents income recognized during the applicable period due to changes in the tax receivable agreement liability recorded in the consolidated statements of financial condition as a result of, as applicable, changes in the mix of earnings, tax legislation and tax rates in various jurisdictions which impacted our tax savings.

(7)
Represents corporate income taxes at an assumed effective tax rate of 25.0% applied to Adjusted Net Income before income taxes for each of the three and nine months ended September 30, 2025 and September 30, 2024.

(8)
For a summary of the calculation of Adjusted Diluted EPS, see “Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS” below.

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding and Adjusted Diluted EPS	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Diluted weighted average shares of Class A and Class B common stock outstanding	214,983,486	215,096,974	214,951,279	214,885,210
Weighted average of other participating securities (1)	159,088	126,903	165,713	137,252
Assumed exchange of LLC Interests for shares of Class A or Class B common stock (2)	23,062,320	23,076,235	23,065,139	23,077,298
Adjusted diluted weighted average shares outstanding	238,204,894	238,300,112	238,182,131	238,099,760
Adjusted Net Income (in thousands)	$206,529	$179,332	$618,369	$513,968
Adjusted Diluted EPS	$0.87	$0.75	$2.60	$2.16

(1)
Represents the weighted average of unvested stock awards and unsettled vested stock awards issued to certain retired or terminated employees that are entitled to non-forfeitable dividend equivalent rights and are considered participating securities prior to being issued and outstanding shares of common stock in accordance with the two-class method used for purposes of calculating earnings per share.

(2)
Assumes the full exchange of the weighted average of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

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	Three Months Ended		Nine Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	September 30,		September 30,
	2025	2024	2025	2024
	(dollars in thousands)
Operating expenses	$298,227	$289,599	$916,921	$773,117
Merger and acquisition transaction and integration costs (1)	(466)	(14,488)	(6,734)	(21,752)
D&A related to acquisitions and the Refinitiv Transaction (2)	(45,474)	(41,949)	(136,421)	(111,031)
Stock-based compensation expense (3)	(607)	(3,681)	(1,802)	(5,395)
Foreign exchange gains / (losses) (4)	1,372	(4,459)	(17,579)	(2,097)
Adjusted Expenses	$253,052	$225,022	$754,385	$632,842

(1)	Represents incremental direct costs associated with the acquisition and integration of completed and potential mergers and acquisitions. These costs generally include legal, consulting, advisory, due diligence, severance and certain other transaction expenses and third party costs incurred that directly relate to the acquisition transaction or its integration.
(2)
Represents intangible asset and acquired software amortization resulting from acquisitions and intangible asset amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the application of pushdown accounting to the Refinitiv Transaction (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(3)
Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with the exercise of such options. During the three and nine months ended September 30, 2025 and 2024, this adjustment also includes $0.6 million, $1.8 million, $0.4 million and $0.4 million, respectively, of non-cash stock-based compensation expense and related payroll taxes associated with RSAs and RSUs issued to help retain key ICD employees during the integration of ICD. During the three and nine months ended September 30, 2024, this adjustment also includes $2.4 million and $2.7 million, respectively, of non-cash accelerated stock-based compensation expense and related payroll taxes associated with our former President.

(4)
Represents unrealized gain or loss recognized on foreign currency forward contracts and foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

	Trailing Twelve Months Ended September 30,
Reconciliation of Cash Flow from Operating Activities to Free Cash Flow	2025	2024
	(dollars in thousands)
Cash flow from operating activities	$1,093,722	$860,477
Less: Capitalization of software development costs	(59,871)	(46,312)
Less: Purchases of furniture, equipment and leasehold improvements	(46,372)	(16,791)
Free Cash Flow	$987,479	$797,374
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TRADEWEB MARKETS INC.
BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc.:

	Three Months Ended		Nine Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	September 30,		September 30,
	2025	2024	2025	2024
	(dollars in thousands, except per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$185,636	$113,916	$487,800	$359,297
Less: Distributed and undistributed earnings allocated to participating securities (1)	(138)	(68)	(379)	(231)
Net income attributable to outstanding shares of Class A and Class B common stock - Basic and Diluted	$185,498	$113,848	$487,421	$359,066

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	213,359,090	213,206,193	213,263,111	213,026,732
Dilutive effect of PRSUs	467,912	625,822	451,111	564,996
Dilutive effect of options	288,067	363,623	290,111	470,816
Dilutive effect of RSUs and RSAs	353,785	405,562	412,545	367,375
Dilutive effect of PSUs	514,632	495,774	534,401	455,291
Weighted average shares of Class A and Class B common stock outstanding - Diluted	214,983,486	215,096,974	214,951,279	214,885,210

Earnings per share - Basic	$0.87	$0.53	$2.29	$1.69
Earnings per share - Diluted	$0.86	$0.53	$2.27	$1.67

(1)
During the three months ended September 30, 2025 and 2024, there was a total of 159,088 and 126,903, respectively, and during the nine months ended September 30, 2025 and 2024, there were a total of 165,713 and 137,252, respectively, weighted average unvested or unsettled vested stock awards that were considered a participating security for purposes of calculating earnings per share in accordance with the two-class method.

TRADEWEB MARKETS INC.
REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended
	September 30,
	2025		2024		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$203,409	$71,088	$173,698	$59,424	$29,711	$11,664	17.1%	19.6%
Credit	103,880	17,454	109,518	8,787	(5,638)	8,667	(5.1)%	98.6%
Equities	27,359	2,470	23,218	2,296	4,141	174	17.8%	7.6%
Money Markets	38,424	4,465	31,928	4,198	6,496	267	20.3%	6.4%
Market Data	96	30,721	104	29,656	(8)	1,065	(7.7)%	3.6%
Other	2,603	6,629	513	5,575	2,090	1,054	407.4%	18.9%
Total revenue	$375,771	$132,827	$338,979	$109,936	$36,792	$22,891	10.9%	20.8%

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TRADEWEB MARKETS INC.
AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended
	September 30,		YoY
	2025	2024	% Change
Rates	$2.17	$2.07	4.5%
Rates Cash	$2.28	$2.45	(6.8)%
Rates Derivatives	$2.10	$1.85	14.0%
Rates Derivatives (greater than 1 year)	$3.83	$3.17	21.0%
Other Rates Derivatives (1)	$0.25	$0.25	3.3%

Credit	$38.19	$39.76	(4.0)%
Cash Credit (2)	$128.48	$151.91	(15.4)%
Credit Derivatives, China Bonds and U.S. Cash EP	$5.59	$5.71	(2.1)%

Equities	$16.31	$15.82	3.1%
Equities Cash	$27.98	$27.68	1.1%
Equities Derivatives	$6.56	$5.99	9.6%

Money Markets	$0.51	$0.54	(3.9)%

Total	$2.16	$2.29	(5.9)%
Total excluding Other Rates Derivatives (3)	$2.54	$2.68	(5.3)%

(1)	Includes Swaps/Swaptions of tenor less than 1 year and Rates Futures.
(2)	The “Cash Credit” category represents the “Credit” asset class excluding (1) Credit Derivatives (2) China Bonds and (3) U.S. High Grade and High Yield electronically processed (“EP”) activity.
(3)	Included to contextualize the impact of short-tenored Swaps/Swaptions and Rates Futures on blended fees per million across all periods presented.
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TRADEWEB MARKETS INC.
AVERAGE DAILY VOLUME (UNAUDITED) (1)

		2025 Q3		2024 Q3		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	$534,513	$34,306,862	$496,603	$31,860,817	7.63%
U.S. Government Bonds		221,103	14,150,594	221,864	14,199,306	(0.34)%
European Government Bonds		52,816	3,485,878	42,964	2,835,614	22.93%
Mortgages		249,254	15,952,288	221,999	14,207,954	12.28%
Other Government Bonds		11,339	718,102	9,775	617,943	15.99%
	Derivatives	921,043	59,502,286	801,534	51,882,416	14.91%
Swaps/Swaptions ≥ 1Y		476,891	30,811,252	439,683	28,436,368	8.46%
Swaps/Swaptions < 1Y		435,966	28,164,223	352,589	22,850,905	23.65%
Futures		8,186	526,811	9,261	595,143	(11.61)%
	Total	1,455,555	93,809,148	1,298,137	83,743,234	12.13%
Credit	Cash	16,161	1,043,193	15,251	980,571	5.96%
U.S. High Grade - Fully Electronic		6,870	439,657	6,443	412,321	6.63%
U.S. High Grade - Electronically Processed		2,922	186,986	2,649	169,509	10.31%
U.S. High Yield - Fully Electronic		925	59,175	773	49,500	19.55%
U.S. High Yield - Electronically Processed		290	18,547	276	17,679	4.91%
European Credit		2,507	165,431	2,092	138,095	19.80%
Municipal Bonds		517	33,095	380	24,303	36.18%
Chinese Bonds		1,758	116,044	2,372	151,777	(25.86)%
Other Credit Bonds		373	24,258	267	17,386	39.78%
	Derivatives	25,863	1,676,981	27,338	1,773,907	(5.39)%
Swaps		25,863	1,676,981	27,338	1,773,907	(5.39)%
	Total	42,024	2,720,174	42,590	2,754,477	(1.33)%
Equities	Cash	11,836	763,746	10,308	665,127	14.82%
U.S. ETFs		8,725	558,399	7,608	486,896	14.69%
International ETFs		3,111	205,346	2,700	178,231	15.21%
	Derivatives	14,225	913,262	12,507	802,103	13.74%
Convertibles/Swaps/Options		10,746	690,277	9,279	595,271	15.81%
Futures		3,479	222,984	3,228	206,832	7.77%
	Total	26,061	1,677,007	22,815	1,467,230	14.23%
Money Markets	Cash	1,051,611	74,615,475	939,622	59,556,275	11.92%
Repurchase Agreements (Repo)		779,853	50,260,266	647,745	41,687,516	20.40%
Other Money Markets		271,758	24,355,209	291,877	17,868,759	(6.89)%
	Total	1,051,611	74,615,475	939,622	59,556,275	11.92%

		ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	YoY
	Total	$2,575,251	$172,821,805	$2,303,164	$147,521,215	11.81%

(1)	We acquired ICD on August 1, 2024. Total volume reported includes volumes from the acquired business subsequent to the closing date of the acquisition. For average daily volume derived from acquisitions, the denominator is the number of trading days within the reporting period that have elapsed from the acquisition date to the end date of the reporting period.

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/
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BASIS OF PRESENTATION
Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”) closed its IPO on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose principal assets consist of its direct and indirect equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries.

Numerical figures included in this release have been subject to rounding adjustments and as a result totals may not be the arithmetic aggregation of the amounts that precede them and figures expressed as percentages may not total 100%.
Please refer to the Company's previously filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for capitalized terms not otherwise defined herein.
UNAUDITED INTERIM RESULTS
The interim financial results presented herein for the three and nine months ended September 30, 2025 and 2024 are unaudited. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.
FORWARD-LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including full-year 2025 guidance and full-year 2025 revenue guidance related to the LSEG market data license agreement, pending and completed acquisitions, partnerships and collaborations, future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.
We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in the documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future events or performance and future events, our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if future events, our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of events, results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
NON-GAAP FINANCIAL MEASURES
This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Net Income per diluted share ("Adjusted Diluted EPS"), Adjusted Expenses, Free Cash Flow and constant currency change, which are supplemental financial measures that are not calculated and presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.
Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.
We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.
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We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after non-acquisition related expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.
We present certain changes on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency change, which is a non-GAAP financial measure, is defined as change excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the annual average exchange rates for the prior period. We use constant currency change as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency change information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.
See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, net income margin, earnings per share, operating income, operating expenses, cash flow from operating activities or any other financial measure prepared or derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted EBT, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures.
Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.
MARKET AND INDUSTRY DATA
This release includes estimates regarding market and industry data that we prepared based on our management’s knowledge and experience in the markets in which we operate, together with information obtained from various sources, including publicly available information, industry reports and publications, surveys, our clients, trade and business organizations and other contacts in the markets in which we operate. In presenting this information, we have made certain assumptions that we believe to be reasonable based on such data and other similar sources and on our knowledge of, and our experience to date in, the markets in which we operate. While such information is believed to be reliable for the purposes used herein, no representations are made as to the accuracy or completeness thereof and we take no responsibility for such information.

TRADEWEB SOCIAL MEDIA
Investors and others should note that Tradeweb announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and X. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb to monitor these social media channels in addition to following our investor relations website, press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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